Exhibit 4.1

AM 1527

AMBIENT CORPORATION

INCORPORATED UNDER THE LAWS
OF THE STATE OF DELAWARE

SEE REVERSE FOR
CERTAIN DEFINITIONS

[redacted]

CUSIP 02318N 20 1

This Certifies that

is the owner of

fully paid and non-assessable shares of Common Stock, par value $.001 per share, of

AMBIENT CORPORATION

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

CERTIFICATE OF STOCK

Dated:

CHAIRMAN OF THE BOARD, PRESIDENT
AND CHIEF EXECUTIVE OFFICER

AMBIENT CORPORATION
CORPORATE
SEAL
1996
DELAWARE

DIRECTOR AND SECRETARY

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY
TRANSFER AGENT AND REGISTRAR,

BY

AUTHORIZED OFFICER

© SECURITY-COLUMBIAN UNITED STATES BANKNOTE COMPANY 1989

The Corporation will furnish without charge to each stockholder who so requests a statement of the designations, powers preferences and relative participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights. Such request may be made to the Corporation or the Transfer Agent. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM — as tenants in common UNIF GIFT MIN ACT- Custodian TENENT — as tenants by the entireties ‘ : (Cust) (Minor) JT TEN • — as joint tenants with right under Uniform Gifts to Minors of survivorship and not as tenants Act in common (State) Additional abbreviations may also be used though not in the above list. Q^W siwdue “^ecei^jedj the umclemlanedhewe/yu, tteU&j aMuzmA ana t^w^i^eM’ ivrdo PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE) o/ the caAUal 6*tacJc vteAvetiewXed 6^ tAe wiwwm, ^ewtiiteatej cma> da hwwyu tm^mxxxuwu (xyms&twfe anda/iAoim^t to foawAiew the 6tdd5<too/-o on me vooJcb o&ihe uxMwri na^ned^oy^u^^aMo^v with uulfoowew oi 6MA^ti/Mcm/ vn< the fa/*ienMAe&. WaU M ATSP C ‘ THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF IM %J I I %s C . THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER. Signature(s) Guaranteed: THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.